Katapult Holdings Reports Third Quarter 2026 Results
First Quarter with Combined Company Operations; Integration Well Underway
Approximately $30 Million in Annualized Cost Synergies Identified
Company Issues Fourth Quarter 2026 Outlook

ATLANTA, Georgia, November 12, 2026— Katapult Holdings, Inc. (“Katapult Holdings” or the “Company”) (NASDAQ: KPLT), a scaled, technology and data-driven platform serving nonprime consumers seeking greater financial flexibility, today reported its financial results for the third quarter ended September 30, 2026.

“Our first quarter with combined company operations marks an important milestone for Katapult Holdings and was defined by speed of execution,” said Cory Miller, CEO of Katapult Holdings. “Since closing the merger in August, our teams have hit the ground running, and I want to thank everyone across our brands for their hard work and dedication. We’ve already identified approximately $30 million in annualized cost synergies and we’re building on that, with revenue opportunities across the business. We’re also putting our technology and data to work across our brands to help us approve the right customers and lower our cost to serve them. At the same time, we are focused on our plans to optimize our balance sheet with the goal of reducing our cost of funding. We believe the work we’ve done positions us to transform Katapult Holdings into a trusted destination for nonprime consumers and create long-term value for all our stakeholders.”

Factors Affecting Comparability to Prior Periods

On August 11, 2026, Katapult Holdings completed its business combination with The Aaron’s Company, Inc. (“Aaron’s”) and CCF Holdings, LLC (“CCFI”) through a series of merger transactions (the “Mergers”). Our financial results for the third quarter of 2026 are not directly comparable to the Company’s prior year results due to the Mergers. Based on the accounting treatment for the Mergers, the financial results in this press release reflect: (i) Q3 2026 financial and certain operating results that include CCFI, which comprises the Consumer Finance segment, for the full quarter, and the Aaron’s and Katapult businesses, which comprise the Lease-to-Own & Retail segment, only for the period beginning on August 11, 2026; and (ii) Q3 2025 financial and operating results that only include CCFI and its consolidated subsidiaries. These factors will impact year-over-year comparability for our Consolidated and Lease-to-Own & Retail segment financial results through the end of the third quarter of 2027. Additional information regarding the Mergers is included in the notes to our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 that we will file with the Securities and Exchange Commission.

Third Quarter 2026 Consolidated Highlights

•Total revenues were $753.9 million.
•Gross profit was $437.7 million and gross margin was 58.1%.
•Total operating expenses were $412.8 million.
•Operating profit was $24.9 million, impacted by acquisition-related costs and restructuring expenses.
•Net loss was $28.0 million, primarily impacted by interest expense. Net loss margin was 3.7%.

•Adjusted EBITDA1 was $110.4 million and Adjusted EBITDA margin1 was 14.6%.
•On a combined2, full-quarter basis, net loss was $44.5 million compared with $30.1 million in the third quarter of last year, and was primarily impacted by acquisition-related costs.
•On a combined2, full-quarter basis, Adjusted EBITDA1 was $131.7 million, up 23% from $106.8 million in the same period of last year, with a margin1 of 13.1%, up approximately 260 basis points year-over-year.
•The Company ended the quarter with total cash and cash equivalents of $261.0 million, restricted cash of $10.8 million and outstanding debt of $1.95 billion.
•Cash provided by operations for the nine months ended September 30, 2026 was $496.8 million.
•Net leverage1 was 3.5x. Approximately two-thirds of our debt is asset-backed funding against receivables and lease merchandise.
•E-commerce penetration was 39.6%. E-commerce penetration measures the number of leases and loans that were originated through a non-retail channel, as a percentage of total originations.

Third Quarter 2026 Consumer Finance Segment Highlights
(Consumer Finance includes the CCFI business)
•Revenues were $448.8 million compared with $443.3 million in the third quarter of 2025.
•Gross profit was $280.7 million compared with $280.0 million for the third quarter of 2025. Gross margin was 62.6% compared with 63.2% for the same period of last year.
•Operating profit was $19.6 million compared with $43.0 million for the third quarter of 2025. Operating profit for the third quarter of 2026 was impacted by acquisition-related costs and restructuring expenses.
•Loss before income taxes for the segment was $22.0 million compared with $1.5 million in the third quarter of 2025, and was impacted by interest expense as well as acquisition-related costs and restructuring expenses.
•Adjusted EBITDA1 was $78.3 million compared with $74.8 million for the third quarter of 2025. Adjusted EBITDA margin1 was 17.5% compared with 16.9% during the same period of last year.
•Finance receivables at quarter end were approximately $1.0 billion compared with $991.6 million in the same period of last year.
•During the quarter, the Consumer Finance segment served approximately 1.04 million unique active customers compared with approximately 1.05 million in the same quarter of last year.

Third Quarter 2026 Lease-to-Own & Retail Segment Highlights
(Lease-to-Own & Retail includes the Aaron’s and Katapult businesses)

•Revenues were $305.1 million.
•Gross profit was $157.0 million. Gross margin was 51.4%.
•Operating profit was $5.3 million and was impacted by acquisition-related costs and restructuring expenses.
•Loss before income taxes was $18.1 million, primarily impacted by interest expense.
•Adjusted EBITDA1 was $32.1 million. Adjusted EBITDA margin1 was 10.5%.
•On a combined2, full-quarter basis, loss before income taxes for the segment was $35.8 million, compared with $42.1 million in the same period last year, and was impacted by interest expense and acquisition-related costs.

•On a combined2, full-quarter basis, Adjusted EBITDA1 for the segment was $53.4 million, up from $31.9 million in the third quarter of last year, with a margin1 of 9.6%, up about 400 basis points year-over-year.
•Book value of merchandise on lease was $484.8 million as of September 30, 2026.
•During the quarter, the lease-to-own business served approximately 1.08 million unique active customers, compared with approximately 1.12 million in the same period of last year (this operating metric reflects the full period and is comparable year-over-year).

1 Please refer to the “Non-GAAP Financial Measures” section and the GAAP to non-GAAP reconciliation tables below for more information.

2 Combined figures reflect the sum of the results of CCFI, Aaron’s and Katapult for the full period, including periods before the Mergers closed on August 11, 2026. See “Combined Financial Information” and the reconciliation tables below.

Close of Mergers and Integration Update

On August 11, 2026, Katapult Holdings, Aaron’s and CCFI combined in the “Mergers” to create a scaled platform serving nonprime consumers across lease-to-own, retail and consumer finance.

To date, the Company has identified approximately $30 million in annualized cost synergies and is pursuing additional revenue opportunities.

Cost synergies

•Combined leadership and support roles across the business and reduced the corporate and regional office footprint.
•Consolidating vendors and contracts, including payroll and HR systems, financial reporting tools, data and professional services.
•Moving finance, accounting, HR, technology and marketing into shared teams on common platforms.

Revenue synergies

•Connecting the customer journey across our brands, starting with lease-to-own offers for consumer finance customers.
•Expanding protection plans to virtual lease-to-own and adding new product categories in stores through merchant partnerships.
•Growing the virtual lease-to-own merchant pipeline and coordinating customer acquisition across the business.

“We’re still early, but we’re executing well on our integration plan,” said Russ Falkenstein, CFO of Katapult Holdings. “On a combined basis, Adjusted EBITDA margin was up more than 250 basis points year-over-year. Our fourth quarter outlook reflects a cautious view of the consumer, and we’re staying deliberate on underwriting and protecting margin rather than chasing volume. We’re also focused on reducing our cost of funding, which we believe will improve earnings and cash flow and create value for our shareholders.”

Fourth Quarter Outlook
The Company is providing the following outlook for the fourth quarter of 2026, its first full quarter as a combined company:

(In Millions)	Current Outlook
Consolidated	Low	High
Revenues	$975	$1,025
Adjusted EBITDA[1]	$105	$120
1.See the “Use of Non-GAAP Financial Measures” section included in this release

The outlook reflects a cautious view of the consumer. Macroeconomic headwinds are impacting customer behavior, resulting in lower average ticket sizes and more selective spending in lease-to-own. The outlook assumes these conditions continue through year-end with no improvement, and reflects the Company’s continued disciplined approach to underwriting.
Conference Call and Webcast
The Company will host a conference call and webcast at 8:00 AM ET today, Thursday, November 12, 2026, to discuss the Company’s financial results. The conference call will be webcast live in listen-only mode and can be accessed through the Company’s Investor Relations website at https://ir.katapultholdings.com. An archive of the webcast will be available for one year. An investor presentation is also available on the Company’s Investor Relations website.

Upcoming Investor Conference
The Company also announced that Cory Miller, CEO, and Russ Falkenstein, CFO, will host a fireside chat and Q&A session at the Stephens Annual Investment Conference on Tuesday, November 17, 2026 at 9:45 AM ET.

A live audio webcast and replay will be available on the Company’s Investor Relations website at https://ir.katapultholdings.com/.

About Katapult Holdings

Katapult Holdings, Inc. (NASDAQ: KPLT) is a scaled, technology and data-driven platform serving nonprime consumers seeking greater financial flexibility. Through its Aaron’s, CCFI, and Katapult operating brands, the Company provides access to lease-to-own solutions and alternative consumer financial services. The Company is headquartered in Atlanta, Georgia.

Contact

Jennifer Cohn
VP of Investor Relations
IR@KPLTholdings.com

Forward-Looking Statements
Certain statements included in this press release that are not historical facts include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s fourth quarter 2026 outlook; expected cost and revenue synergies and the timing of their realization; integration plans; plans to optimize the balance sheet, simplify the capital structure and reduce interest expense and cost of capital; and future financial and operating performance. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Forward-looking statements are based on the current beliefs and assumptions of the management of Katapult Holdings, CCFI and Aaron’s, respectively, and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “would,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements. Accordingly, there is no assurance that such results will be realized.

These forward-looking statements are subject to a number of risks and uncertainties, including, among others: the combined company’s ability to successfully integrate the businesses of Katapult, Aaron’s and CCFI; the combined company’s ability to realize the expected benefits of the transaction, including expected synergies, operating efficiencies, enhanced underwriting capabilities, product innovation and growth opportunities; disruption of management’s attention from ongoing business operations due to integration matters; potential adverse changes to relationships with customers, suppliers, franchisees, merchant partners, lenders, creditors, financing sources, employees and other business partners; the ability to retain key personnel; risks related to the Company’s capital structure, indebtedness, liquidity, cost of capital and compliance with restrictive covenants; the availability of financing and the Company’s ability to access capital on acceptable terms; credit performance, delinquency, charge-off and collection trends; changes in customer demand, consumer behavior, economic conditions, inflation, interest rates and other macroeconomic factors; unexpected costs, charges or expenses resulting from the transaction or integration; the Company’s ability to maintain effective internal controls, financial reporting systems, technology systems and data infrastructure across the combined business; risks related to cybersecurity, data privacy and platform reliability; the Company’s ability to comply with laws and regulations applicable to its business, including laws and regulations related to rental purchase transactions, consumer credit, alternative financial services, data privacy and consumer protection; litigation, regulatory inquiries, enforcement actions, complaints, adverse publicity and other legal proceedings; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

If any of these risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the combined company does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available as of the date hereof, and the combined company does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Non-GAAP Financial Measures
To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents certain non-GAAP and other measures of financial performance. The Company believes that for management and investors to more effectively compare core performance from period to period, non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations. The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release. The Company does not provide a reconciliation of its forward-looking outlook for certain financial measures on a GAAP basis because the Company is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, restructuring expenses, litigation and settlement expenses and certain other unusual adjustments.

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) before income taxes, interest expense, net, depreciation on property plant and equipment and intangibles, amortization on intangibles, stock-based compensation expense, restructuring expenses, net, acquisition-related costs, litigation and settlement expenses, non-interest related financing fees, and other non-recurring charges.

Adjusted EBITDA margin is a non-GAAP financial measure that is defined as Adjusted EBITDA divided by total revenue.

Net leverage is a ratio of two non-GAAP financial measures: Net debt and Adjusted EBITDA for the trailing twelve month period. Net debt is calculated as the Company’s total debt less cash and cash equivalents.

The Company believes Adjusted EBITDA, Adjusted EBITDA margin and Net leverage are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting.

Management believes that the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

REVENUES:
Consumer finance revenues	$448,757	$443,296	$1,319,003	$1,311,925
Lease revenues	229,593	—	229,593	—
Merchandise sales	75,544	—	75,544	—
	753,894	443,296	1,624,140	1,311,925
COSTS OF REVENUES:
Cost of consumer finance revenues	168,018	163,268	448,486	413,323
Cost of lease revenues	91,471	—	91,471	—
Cost of merchandise sales	56,709	—	56,709	—
	316,199	163,268	596,667	413,323
GROSS PROFIT	437,694	280,028	1,027,473	898,602
Selling, general and administrative expense	412,839	237,075	876,760	715,565
OPERATING PROFIT	24,855	42,953	150,713	183,037
Other expense	11	—	11	—
Interest expense, net	64,902	44,450	146,994	131,743
(LOSS) INCOME BEFORE INCOME TAXES	(40,059)	(1,497)	3,708	51,294
(Benefit) Provision for income taxes	(12,065)	(1,168)	(47,596)	5,364
NET (LOSS) INCOME	(27,994)	(329)	51,304	45,930
Net (loss) income attributable to non-controlling interest	$(171)	$198	$(342)	$(1,195)
NET (LOSS) INCOME ATTRIBUTABLE TO KATAPULT HOLDINGS, INC.	$(27,823)	$(527)	$51,646	$47,125

(LOSS) EARNINGS PER SHARE
Basic (loss) earnings per share	$(0.38)	$(0.01)	$0.83	$0.84
Diluted (loss) earnings per share	$(0.38)	$(0.01)	$0.83	$0.84
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	73,471	56,365	62,130	56,365
Diluted	73,471	56,365	62,196	56,365

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	(Unaudited)
	September 30, 2026	December 31, 2025

ASSETS:
Cash and Cash Equivalents	$260,985	$94,575
Restricted cash	10,817	913
Accounts receivable, net	45,619	—
Finance receivables at amortized cost, net	431,489	430,108
Finance receivables at fair value	275,139	273,223
Lease merchandise, net	626,888	—
Merchandise inventories, net	77,689	—
Property, plant and equipment, net	218,016	67,867
Right of use assets - operating leases	588,339	301,299
Goodwill	297,914	107,888
Intangible assets	157,312	67,642
Prepaid expenses and other assets	157,318	75,555
Total Assets	$3,147,523	$1,419,070
LIABILITIES & SHAREHOLDERS' EQUITY:
Accounts payable and accrued liabilities	$492,297	$201,651
Deferred revenue	65,937	6,998
Operating lease liabilities	610,344	310,442
Debt, net	1,950,864	1,024,687
Total Liabilities	3,119,442	1,543,778
EQUITY:
Common stock	8	6
Additional paid-in capital	337,625	244,154
Retained deficit	(309,394)	(336,261)
Accumulated other comprehensive loss	(157)	—
Non-controlling interest	—	(32,607)
Total equity	28,082	(124,708)
Total liabilities and equity	$3,147,523	$1,419,070

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net Income	$51,304	$45,930
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation of lease merchandise	82,573	—
Depreciation of property, plant & equipment	31,906	27,504
Amortization of intangibles	22,844	17,303
Amortization of deferred finance costs	9,209	13,730
Accounts receivable provision	2,745	—
Provision for credit losses	348,498	336,933
Fair value adjustment of finance receivables, net	99,988	76,390
Non-cash equity-based compensation	17,928	1,195
Deferred income taxes	(60,065)	—
Provision for lease merchandise write-offs	2,615	—
Non-cash lease expense	91,354	69,926
Impairment of Assets	12,134	—
Other changes, net	(2,311)	27
Changes in operating assets and liabilities	(213,954)	(96,043)
Cash provided by operating activities	496,767	492,895
INVESTING ACTIVITIES:
Purchases of property, plant & equipment	(21,414)	(15,330)
Proceeds from dispositions of property, plant & equipment	52	—
Net receivables originated	(452,751)	(367,738)
Net cash acquired in reverse mergers	95,392	—
Other investing activities, net	133	—
Cash used in investing activities	(378,588)	(383,068)
FINANCING ACTIVITIES:
Repayments on finance lease obligations	(335)	(11)
Short term credit facilities, net	(10,000)	6,000
Proceeds from revolving credit facilities	55,870	16,906
Repayments on revolving facilities	(88,028)	(46,988)
Proceeds from term credit facilities	161,968	—
Repayments from term credit facilities	(20,000)	(30,000)
Dividends paid	(30,361)	(37,355)
Debt issuance costs	(10,883)	(2,414)
Cash provided by (used in) financing activities	58,231	(93,862)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(96)	—
Increase in cash and cash equivalents and restricted cash	176,314	15,965
Cash and cash equivalents and restricted cash at beginning of period	95,488	115,913
Cash and cash equivalents and restricted cash end of period:
Cash and cash equivalents	260,985	128,226
Restricted cash	10,817	3,652
Total cash and cash equivalents and restricted cash at end of period	$271,802	$131,878

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA (UNAUDITED)

	(Unaudited)
(In Thousands)	Three Months Ended September 30, 2026
	Lease-to-Own & Retail	Consumer Finance	Total
Net Loss			$(27,994)
Income Taxes			(12,065)
Loss Before Income Taxes	$(18,093)	$(21,965)	$(40,059)
Interest Expense, net	23,356	41,546	64,902
Depreciation	9,386	7,393	16,779
Amortization	2,817	6,676	9,493
EBITDA	$17,466	$33,649	$51,115

Stock-Based Compensation	2,242	15,628	17,870
Restructuring Expenses, net	2,830	8,279	11,109
Acquisition-Related Costs	5,879	13,658	19,537
Litigation and Settlement Expenses	—	7,132	7,132
Non-Interest Related Financing Fees	1,577	—	1,577
Other Non-recurring Charges	2,075	—	2,075
Adjusted EBITDA (Non-GAAP)	$32,069	$78,346	$110,415
Net Loss Margin			(3.7)%
Adjusted EBITDA Margin			14.6%

	(Unaudited)
(In Thousands)	Three Months Ended September 30, 2025
	Lease-to-Own & Retail	Consumer Finance	Total
Net Loss			$(329)
Income Taxes			(1,168)
Loss Before Income Taxes	$—	$(1,497)	$(1,497)
Interest Expense, net	—	44,450	44,450
Depreciation	—	8,663	8,663
Amortization	—	5,245	5,245
EBITDA	$—	$56,861	$56,861

Stock-Based Compensation	—	(198)	(198)
Acquisition-Related Costs	—	—	—
Litigation and Settlement Expenses	—	17,957	17,957
Other Non-recurring Charges	—	220	220
Adjusted EBITDA (Non-GAAP)	$—	$74,840	$74,840
Net Loss Margin			(0.1)%
Adjusted EBITDA Margin			16.9%

KATAPULT HOLDINGS, INC.
RECONCILIATION OF COMBINED FINANCIAL INFORMATION

(Unaudited)	COMBINED FINANCIAL INFORMATION[1]
(In Thousands)	Three Months Ended September 30, 2026
	Lease-to-Own & Retail	Consumer Finance	Total
Net Loss			$(44,519)
Income Taxes			(13,227)
Loss Before Income Taxes	$(35,781)	$(21,965)	$(57,746)
Interest Expense, net	32,882	41,546	74,428
Depreciation	12,927	7,393	20,320
Amortization	3,142	6,676	9,818
EBITDA	$13,170	$33,649	$46,820

Stock-Based Compensation	2,242	15,628	17,870
Restructuring Expenses, net	2,555	8,279	10,834
Acquisition-Related Costs	37,911	13,658	51,569
Litigation and Settlement Expenses	—	7,132	7,132
Non-Interest Related Financing Fees	2,593	—	2,593
Other Non-recurring Charges	(5,111)	—	(5,111)
Adjusted EBITDA (Non-GAAP)	$53,360	$78,346	$131,707
Net Loss Margin			(4.4)%
Adjusted EBITDA Margin	9.6%	17.5%	13.1%

[1] Combined figures reflect the sum of the results of CCFI, Aaron’s and Katapult for the full period, including periods before the Mergers closed on August 11, 2026.

(Unaudited)	COMBINED FINANCIAL INFORMATION[1]
(In Thousands)	Three Months Ended September 30, 2025
	Lease-to-Own & Retail	Consumer Finance	Total
Net Loss			$(30,073)
Income Taxes			(13,513)
Loss Before Income Taxes	$(42,090)	$(1,497)	$(43,586)
Interest Expense, net	32,051	44,450	76,501
Depreciation	12,182	8,691	20,873
Amortization	229	5,217	5,446
EBITDA	$2,372	$56,861	$59,234

Stock-Based Compensation	801	(198)	603
Restructuring Expenses, net	12,885	—	12,885
Acquisition-Related Costs	5,269	—	5,269
Litigation and Settlement Expenses	—	17,957	17,957
Non-Interest Related Financing Fees	5,130	—	5,130
Other Non-recurring Charges	5,459	220	5,679
Adjusted EBITDA (Non-GAAP)	$31,916	$74,840	$106,757
Net Loss Margin			(3.0)%
Adjusted EBITDA Margin	5.5%	16.9%	10.5%

[1] Combined figures reflect the sum of the results of CCFI, Aaron’s and Katapult for the full period, including periods before the Mergers closed on August 11, 2026.

(Unaudited)	COMBINED FINANCIAL INFORMATION[1]
(In Thousands)	Trailing Twelve Months Ended September 30, 2026
	Lease-to-Own & Retail	Consumer Finance	Total
Net Loss			$(8,694)
Income Taxes			(53,903)
Loss Before Income Taxes	$(65,118)	$2,521	$(62,597)
Interest Expense, net	129,908	163,447	293,355
Depreciation	48,217	30,799	79,016
Amortization	4,020	29,933	33,953
EBITDA	$117,027	$226,700	$343,727

Stock-Based Compensation	4,063	15,884	19,947
Restructuring Expenses, net	9,026	8,279	17,305
Acquisition-Related Costs	56,623	21,017	77,640
Litigation and Settlement Expenses	—	28,876	28,876
Non-Interest Related Financing Fees	8,218	—	8,218
Other Non-recurring Charges	(14,439)	(2,593)	(17,032)
Adjusted EBITDA (Non-GAAP)	$180,518	$298,163	$478,681
Net Loss Margin			(0.2)%
Adjusted EBITDA Margin			11.8%

[1] Combined figures reflect the sum of the results of CCFI, Aaron’s and Katapult for the full period, including periods before the Mergers closed on August 11, 2026.

KATAPULT HOLDINGS, INC.
RECONCILIATION OF NET LEVERAGE (UNAUDITED)

(In Thousands)	September 30, 2026
Debt	$1,950,864
Cash and Cash Equivalents	260,985
Net Debt	1,689,879

Combined Adjusted EBITDA, Trailing 12 Months	$478,681

Net Leverage	3.5x